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                                                                    Exhibit 3.24



                                                         FILED
                                        in the office of the Secretary of State
                                              of the State of California

                                                      MAR 17 1997

                                                     /s/ Bill Jones
                                             BILL JONES, Secretary of State



                           ARTICLES OF INCORPORATION

                                       OF

                          GOLDEN VALLEY DAIRY PRODUCTS

     The undersigned natural persons, all of whom are residents of the State of California and all of whom are engaged in the production in the State of California of products within the meaning of Division 20, Chapter 1 of the California Food and Agricultural Code, hereby propose to incorporate an association pursuant to said Chapter, and state the following:

     FIRST: The name of this Association is GOLDEN VALLEY DAIRY PRODUCTS.

     SECOND: The primary purpose for which this Association is formed is to market and sell all agricultural products delivered to it by its members and to return to them the proceeds of those sales, less expenses, on the basis of the quantity or value, or both of those members' products.

     In carrying out that primary purpose, and as further incidental purposes, the Association shall have every power, privilege, right and immunity now or hereafter authorized or permitted by law to a corporation organized and existing pursuant to the provisions of Chapter 1 of Division 20 of the Food and Agricultural Code of the State of California and amendments thereto and substitutions therefor and continuances thereof. Nothing herein contained shall be deemed to limit the right or power of the Association to do any lawful act that the Board of Directors shall determine.

     THIRD: That the county in the State of California where the principal office for the transaction of the business of this Association is to be located is Tulare County.

     FOURTH: That the Association is to have perpetual existence.

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     FIFTH: That the number of directors of the Association is seven (7). The names and addresses of the initial directors selected for the first year and until their successors shall have been elected and shall have accepted office are as follows:


          NAME                               ADDRESS
          ----                               -------
     John L. Prince                     400 South "M" Street
                                        Tulare, CA 93274

     Manuel Santos, Jr.                 4525 Avenue 232
                                        Tulare, CA 93274

     William Van Beek                   587 Camelia Ave.
                                        Tulare, CA 93274

     Kenneth B. Nunes                   116 Hartley Ct.
                                        Tulare, CA 93274

     Richard Sturgeon                   621 Western Ave.
                                        Petaluma, CA 94953

     Steve Hofman                       5870 Crows Landing Rd.
                                        Modesto, CA 95358

     Louis Calcagno                     P.O. Box 62
                                        Moss Landing, CA 95039

     SIXTH: That the number of directors so stated in Article Fifth shall constitute the authorized number of directors until changed by amendment of the Articles or by a bylaw duly adopted by the members of this Association.

     SEVENTH: That the voting power of each member of the Association shall be equal. Each member shall be entitled to one (1) vote.

     EIGHTH: That to provide funds for corporate purposes, capital funds and other allocated reserves may be established by the Board of Directors in the manner provided in the Bylaws. Such capital funds and reserves shall not be deemed to evidence, create or establish any present


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property rights or interest as such terms are used hereafter. Credits in such capital funds and reserves shall be payable at the times and in the manner established by the Board of Directors of the Association pursuant to the provisions of the Bylaws.

     NINTH: That the property rights and interests of the members shall be unequal and shall be determined and fixed as provided in the Bylaws in accordance with the following general rules:

          (a) The property rights and interests of each member at any time shall be such proportion of the entire property rights and interest as the amount of unrefunded capital contributions by such member to the capital funds and other allocated reserves of the Association bears to the total amount of said unrefunded capital contributions and other allocated reserves by all members at such time.

          (b) Upon termination of membership of any member for any reason, all property rights and interests of such member shall cease and the former member shall be entitled only to receive payment of any capital fund and other allocated reserve credits after deducting any amounts owing to the Association by such former member at the time or times as provided in the Bylaws of the Association.

          (c) In the event of dissolution or liquidation, any residue that may remain after payment in full of all indebtedness and all capital funds and allocated reserve credits shall be distributed to those members who were members at the time the members elected to dissolve or liquidate in proportion to the property rights and interests of each such member at the time of such election.

     TENTH: This association shall not issue capital stock, but shall issue membership certificates to each member, its business shall not be carried on for profit for itself, or for its members

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as such, but for its members as producers; anyone who is a producer of agricultural products, in addition to the original incorporators, may become a member of this Association, upon such terms and conditions as to membership, and subject to such rules and regulations as to its contract and other rights and liabilities between it and the member, as the Association shall provide in its Bylaws. No one other than an association of producers of agricultural products may become a member. The Association shall issue a certificate of membership to each member, but the said membership, or the said certificate thereof, shall not be assigned by a member to any other person, nor shall the assigns thereof be entitled to membership in the Association, or to any property rights or interests therein. Nor shall a purchaser at execution sale, or any other person who may succeed, by operation of law or otherwise to the property interests of a member, be entitled to membership, or become a member of the Association, by virtue of such transfer. The Board of Directors may, however, by motion duly adopted by it, consent to such assignment or transfer and to the acceptance of the assignee or transferee as a member of the Association, but the Association shall have the right, by its bylaws, to provide for or against the transfer of membership and for or against the assignment of membership certificates, and also the terms and conditions upon which any such transfer or assignment shall be allowed.

     ELEVENTH: The name and address in the State of California of this corporation's initial agent for service of process is: John L. Prince, 400 South "M" Street, Tulare, CA 93274.

     TWELFTH: The liability of directors of this Association for monetary damages shall be eliminated to the fullest extent permissible under California law.

     THIRTEENTH: The Association is authorized to provide, by bylaw, agreement, resolution or otherwise, for indemnification of any director, officer or other agent (as defined in Section 317 of the California Corporations Code) in excess of that expressly permitted by Section 317 of the



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California Corporations Code for breach of duty to the Association and its members, subject to the limitations on indemnification set forth in Section 204(a)(11) of the California Corporations Code.

     FOURTEENTH: A majority of the authorized number of directors shall constitute a quorum of the Board of Directors for the transaction of business; provided, however, that such majority shall include at least one representative from each of the members. The affirmative vote of four-fifths (4/5) of the authorized number of directors shall be required to admit a new member to the Association and to expel a member from membership in the Association.

     IN WITNESS WHEREOF, each of the incorporators has hereunto subscribed his name this 28 day of February, 1997.


                                        /s/ John L. Prince
                                        ----------------------------------------
                                        John L. Prince


                                        /s/ Manuel Santos, Jr.
                                        ----------------------------------------
                                        Manuel Santos, Jr.


                                        /s/ William Van Beek
                                        ----------------------------------------
                                        William Van Beek


                                        /s/ Kenneth B. Nunes
                                        ----------------------------------------
                                        Kenneth B. Nunes


                                        /s/ Richard Sturgeon
                                        ----------------------------------------
                                        Richard Sturgeon


                                        /s/ Steve Hofman
                                        ----------------------------------------
                                        Steve Hofman


                                        /s/ Louis Calcagno
                                        ----------------------------------------
                                        Louis Calcagno




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     We declare that we are the persons who executed the foregoing Articles of
Incorporation which execution is our act and deed.


                                        /s/ John L. Prince
                                        ----------------------------------------
                                        John L. Prince


                                        /s/ Manuel Santos, Jr.
                                        ----------------------------------------
                                        Manuel Santos, Jr.


                                        /s/ William Van Beek
                                        ----------------------------------------
                                        William Van Beek


                                        /s/ Kenneth B. Nunes
                                        ----------------------------------------
                                        Kenneth B. Nunes


                                        /s/ Richard Sturgeon
                                        ----------------------------------------
                                        Richard Sturgeon


                                        /s/ Steve Hofman
                                        ----------------------------------------
                                        Steve Hofman


                                        /s/ Louis Calcagno
                                        ----------------------------------------
                                        Louis Calcagno




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                                  [SEAL OF THE OFFICE OF THE SECRETARY OF STATE]